UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

WESTMORELAND COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 922-6463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Bridge Loan Agreement

On May 21, 2018, Westmoreland Coal Company (the “Company”) entered into a credit agreement with members of an ad hoc group (the “Ad Hoc Group”) of the Company’s existing first lien lenders and creditors (the “Existing Secured Creditors” and such debt, the “Existing Secured Debt”). The agreement will provide the Company and its subsidiaries with a new $110 million term loan, with an initial funding of $90 million and a delayed draw funding of up to an additional $20 million, secured by a first lien on substantially all U.S. and Canadian assets, including 35% of the equity in the holding company for the Company’s Canadian business not previously securing the Existing Secured Debt, and guaranteed by all of the Company’s material U.S. and Canadian subsidiaries (other than Westmoreland Resource Partners, LP, Westmoreland Resources GP, LLC and their subsidiaries), in each case, subject to customary exceptions (the “Financing”).

A portion of the proceeds of the Financing have been used to refinance in full the Company’s and its subsidiaries’ existing asset-based revolving credit facilities and Westmoreland San Juan, LLC’s existing term loan facility. The remaining proceeds will be used for working capital.

As part of the Financing, the Existing Secured Creditors have agreed to subordinate the liens securing the Existing Secured Debt to the liens securing the Financing. In addition, the Company and its U.S. subsidiaries have granted to the Existing Secured Creditors a lien on substantially all of their U.S. assets securing the Financing that did not previously secure the Existing Secured Debt. All of the Company’s material U.S. subsidiaries that did not previously guarantee the Existing Secured Debt, and one Canadian subsidiary, Westmoreland Canadian Investments, LP, have also provided guarantees for the Existing Secured Debt.

The foregoing description of the new financing is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Forbearance Agreement

On May 21, 2018, the Company and certain subsidiaries of the Company (the “Guarantors” and, together with the Company, the “Obligors”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain holders (the “Supporting Holders”) of the Company’s Senior Secured Notes due 2022 (the “Senior Secured Notes”) issued pursuant to the Indenture (as amended, supplemented, or modified from time to time, the “Indenture”), dated as of December 16, 2014, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) thereunder. Pursuant to the Forbearance Agreement, the Supporting Holders have agreed to forbear from exercising their rights and remedies under the Indenture or the related security documents until the earlier of (a) 12:01 a.m. New York City time on September 30, 2018 and (b) a Termination Event (as defined in the Forbearance Agreement) (the “Forbearance Period”) with respect to certain potential events of default arising under section 6.01 of the Indenture. Pursuant to the Forbearance Agreement, the Supporting Holders have agreed, for the duration of the Forbearance Period, to not deliver any notice or instruction to the Trustee directing the Trustee to exercise any of the rights and remedies under the Indenture or the related security documents with respect to any default caused by (i) the Company’s entry into the Bridge Loan Agreement, (ii) the Company’s failure to pay interest due on the notes under the Indenture, (iii) the Company’s failure to pay interest or principal due under its Term Loan Credit Facility, (iv) any failure by Westmoreland Resource Partners, LP (the “MLP”) to pay interest or principal under its financing agreement or (v) any event, or entry into proceedings by the MLP, as described under section 6.01(8) or (9) of the Indenture.

The foregoing description of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Sixth Supplemental Indenture

On May 21, 2018, the Company and the Guarantors entered into the Sixth Supplemental Indenture with San Juan Coal Company, a Delaware corporation, San Juan Transportation Company, a Delaware corporation, Westmoreland San Juan Holdings, Inc., a Delaware corporation, Westmoreland San Juan, LLC, a Delaware limited liability company, Westmoreland Power, Inc., a Delaware corporation, Westmoreland Energy Services, Inc. a Delaware Corporation, Westmoreland Canada LLC, a Delaware limited liability company, Westmoreland Canadian Investments, LP, a Quebec limited partnership, Absaloka Coal, LLC, a Delaware limited liability company, and Basin Resources, Inc., a Colorado corporation (collectively, the “New Guaranteeing Subsidiaries”), the Trustee and the Collateral Agent. The Sixth Supplemental Indenture joined the New Guaranteeing Subsidiaries as guarantors under the Company’s 8.75% Senior Secured Notes due 2022.

The foregoing description of the Sixth Supplemental Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Sixth Supplemental Indenture, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In April and May of 2018, the Company entered into confidentiality agreements with certain members of the Ad Hoc Group (the “NDA Parties”).

In connection with the Company’s ongoing discussions with the NDA Parties regarding potential strategic alternatives, the Company provided to the NDA Parties and their professional advisors certain confidential information pertaining to the Company (the “Cleansing Materials”), copies of which are furnished as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto pursuant to Item 7.01 of Form 8-K.

Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition or results of operations in accordance with accounting principles generally accepted in the United States. The Company’s independent public accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Various statements contained in this Current Report on Form 8-K, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-

looking statements in this Current Report on Form 8-K speak only as of the date hereof; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. When considering any forward-looking statements, you should keep in mind the cautionary statements in our SEC filings, including the more detailed discussion of these factors and other factors that could affect our results included in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2018.

Item 8.01 Other Events

On May 22, 2018, the Company issued a press release announcing the new financing. A copy of the press release is attached hereto as Exhibit 99.5 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Fourth Amendment to Credit Agreement, dated as of May 21, 2018 among San Juan Coal Company, a Delaware corporation, San Juan Transportation Company, a Delaware corporation, Westmoreland San Juan Holdings, Inc., a Delaware corporation, Westmoreland San Juan, LLC, a Delaware limited liability company, Westmoreland Power, Inc., a Delaware corporation, Westmoreland Energy Services, Inc. a Delaware Corporation, Westmoreland Canada LLC, a Delaware limited liability company, Westmoreland Canadian Investments, L.P., a Quebec limited partnership, Absaloka Coal, LLC, a Delaware limited liability company and Basin Resources, Inc., a Colorado corporation, the other Guarantors party thereto, Westmoreland Coal Company, a Delaware corporation, the lenders party thereto and Wilmington Savings Fund Society, FSB (as successor in interest to Bank of Montreal), as Administrative Agent.

10.2	Supplement No. 5, dated as of May 21, 2018, to the Guaranty and Collateral Agreement, dated as of December 16, 2014 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time) among Westmoreland Coal Company, a Delaware corporation, certain subsidiaries of Westmoreland Coal Company and Wilmington Savings Fund Society, FSB (as successor in interest to Bank of Montreal), as Collateral Agent.

10.3	Forbearance Agreement, dated as of May 21, 2018, by and among Westmoreland Coal Company, a Delaware corporation, the subsidiary guarantors party thereto and the noteholders party thereto.

10.4	Sixth Supplemental Indenture, dated as of May 21, 2018, by and among San Juan Coal Company, a Delaware corporation, San Juan Transportation Company, a Delaware corporation, Westmoreland San Juan Holdings, Inc., a Delaware corporation, Westmoreland San Juan, LLC, a Delaware limited liability company, Westmoreland Power, Inc., a Delaware corporation, Westmoreland Energy Services, Inc. a Delaware Corporation, Westmoreland Canada LLC, a Delaware limited liability company, Westmoreland Canadian Investments, L.P., a Quebec limited partnership, Absaloka Coal, LLC, a Delaware limited liability company and Basin Resources, Inc., a Colorado corporation, the other Guarantors party thereto, Westmoreland Coal Company, a Delaware corporation, and U.S. Bank National Association as trustee and notes collateral agent.

10.5	Supplement No. 5, dated as of May 21, 2018, to the Notes Collateral Agreement, dated as of December 16 2014 (as amended, amended and restated, waived supplemented or otherwise modified from time to time) among Westmoreland Coal Company, a Delaware corporation, certain subsidiaries of Westmoreland Coal Company and U.S. Bank National Association, as Notes Collateral Agent.

99.1	Discussion Materials, May 2018.

99.2	Organization Chart of Westmoreland Coal Company and its Subsidiaries.

99.3	Guaranty and Collateral Agreement, dated as of December 16, 2014, by and among the Company, certain of the Company’s subsidiaries party thereto and Wilmington Savings Fund Society, FSB (as successor in interest to Bank of Montreal), as collateral agent.

99.4	Collateral Agreement, dated as of December 16, 2014, by and among the Company, certain of the Company’s subsidiaries party thereto and U.S. Bank National Association, as notes collateral agent.

99.5	Press Release, dated May 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Dated: May 22, 2018	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton
Chief Administrative Officer, Chief Legal Officer and Secretary